                                                                    EXHIBIT 10.5

                            PATENT LICENSE AGREEMENT

                         (Sequencing by Hybridization)
                          ---------------------------

     Patent License Agreement (this "Agreement"), dated June 7, 1994, between ARCH DEVELOPMENT CORPORATION, an Illinois not-for-profit corporation ("ARCH"), and HYSEQ, INC., a Nevada corporation ("Licensee").

                             PRELIMINARY STATEMENT
                             ---------------------

     ARCH holds rights to the Licensed Patent Rights described below.

     Licensee wishes to obtain the right to exploit the Licensed Patent Rights in commercial settings.

     Therefore, in consideration of the mutual obligations set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ARCH and Licensee agree as follows.

                                    ARTICLE
                                       1.
                                  DEFINITIONS
                                  -----------

The following capitalized terms are used in this Agreement with the following meanings:

     "Affiliate" means, as to any person or entity, any other person or entity
      ---------
which directly or indirectly controls, is controlled by, or is under common control with such person or entity. For purposes of the preceding definition, "control" means the right to control, or actual control of, the management of such other entity, whether by ownership of voting securities, by agreement, or otherwise.

     "Combination Product" means any product sold as a single unit but which
      -------------------
incorporates both (a) one or more Licensed Products and (b) one or more products, not themselves Licensed Products, for which a separate market exists and which are capable of being sold separately from the Combination Product.

     "Equity Securities" means those securities of Licensee first issued and
      -----------------
sold by Licensee after the date of this Agreement in a single transaction or series of transactions (excluding the exercise of warrants or options) for an aggregate price paid by the purchasers in cash of * or more, or if no such issuance and sale occurs within the first year after execution of this Agreement, then those securities of Licensee most recently issued and sold by Licensee prior to the date of this Agreement.

* CERTAIN INFORMATION IN THIS AGREEMENT AND ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     "Inventions" means the devices, machines, methods, processes, manufactures,
      ----------
compositions of matter and uses described in U.S. Patent Application Serial No. *, a copy of a portion of which Licensee has previously received from ARCH, or described in any of the patents and patent applications that are divisions, continuations, continuations-in-part, reissues, renewals, reexaminations, foreign counterparts, substitutions or extensions of or to U.S. Patent Application Serial No. *.

     "Licensed Patent Rights" means (a) the patents and patent applications
      ----------------------
that may issue on the Inventions, and (b) all patents and patent applications which are divisions, continuations, continuations-in-part, reissues, renewals, reexaminations, foreign counterparts, substitutions, or extensions of or to any patent applications or patents described in clause (a) of this sentence.

     "Licensed Products or Processes" means any product or process within the
      ------------------------------
scope of any Valid Claim within the Licensed Patent Rights, and any product made by any art, method or process within the scope of any Valid Claim within the Licensed Patent Rights.

     "Net Sales" means
      ---------

       (a) with respect to Licensed Products or Processes, Combination Products and Resulting Products, the gross sales price actually charged in the sale of such Licensed Product or Process, Combination Product or Resulting Product, less:

          (i) customary trade, quantity or cash discounts, rebates, nonaffiliated brokers' or agents' commissions actually allowed and taken;

          (ii) amounts repaid or credited to customers on account of rejections or returns of specified products subject to royalty hereunder or on account of retroactive price reductions affecting such products; and

          (iii) freight and other transportation costs, including insurance charges, and duties, tariffs, sales and excise taxes and other governmental charges based directly on sales, turnover or delivery of the specified products and actually paid or allowed by Licensee, an Affiliate of Licensee or a sublicensee; and

       (b) with respect to Resulting Sequences, the gross sales price actually charged in the sale of such Resulting Sequences.

     "Patent Costs" means a person's out-of-pocket expenses incurred in
      ------------
connection with the preparation, filing, prosecution and maintenance of the patents under the Licensed Patent Rights, including, among other items, the fees and expenses of attorneys and patent agents, filing fees and maintenance fees, but excluding costs involved in any patent infringement claims.

     "Resulting Products" means products incorporating, or resulting from the
      ------------------
application of, Resulting Sequences.

* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     "Resulting Sequences" means nucleotide sequences of genetic material
      -------------------
determined by or for the benefit of Licensee or any Affiliate of Licensee with the use of Licensed Products or Processes; provided that after the date (the "Cumulative Sales Date") that cumulative Net Sales (plus the fair market value of other consideration described in Section 3.1(b)(iii), determined by mutual agreement between the parties or by a mutually acceptable independent appraiser) equals *, Resulting Sequences shall include only nucleotide sequences of genetic material determined prior to the date (the "Commercial Availability Date") that Licensed Products or Processes (other than Resulting Sequences and Resulting Products) are available to non-Affiliates of Licensee on commercial terms and Licensee is using its best efforts to meet demand, and provided further that cumulative Royalties otherwise accruing under Sections 3.1(b) and 3.1(c) after the Cumulative Sales Date shall be reduced (or an equivalent adjustment shall be made with respect to non-cash Royalties previously transferred to ARCH) by a cumulative amount equal to the amount of such Royalties previously paid to ARCH with respect to Resulting Sequences determined after the Commercial Availability Date.

     "Royalties" means all amounts payable under Sections 3.1(b) and 3.1(c)
     ----------
of this Agreement.

     "Sublicense" means any grant by Licensee of any rights to a sublicensee
      ----------
under the terms of Section 2.1 of this Agreement.

     "Technical Information" means ARCH's rights in any technical information
      ---------------------
and know-how, if any, in ARCH's possession relating to the Inventions.

     "Territory" means all countries of the world.
      ---------

     "Valid Claim" means an issued claim of any unexpired patent, or a claim
      -----------
of any pending patent application, which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the tune allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding. Notwithstanding the foregoing to the contrary, a claim of a pending patent application shall cease to be a Valid Claim if no patent has issued on such claim on or prior to the fifth (5th) anniversary of the date of filing such patent application (or in the case of a divisional or continuation application, the date of the filing of the earliest parent application); provided that such claim shall once again become a Valid Claim on the issue date of a patent that subsequently issues and covers such claim.

* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    ARTICLE
                                       2.
                                GRANT OF LICENSE
                                ----------------

  2.1.  Grant.  ARCH hereby grants and agrees to grant to Licensee:
        -----

       (a) an exclusive (except as otherwise specified in Sections 2.2 and 2.3) license to use the Technical Information, and to make, have made, use and sell Licensed Products or Processes under the Licensed Patent Rights, within the Territory; and

       (b) the exclusive right and authority to grant Sublicenses of the licenses granted in clause (a) above, subject to the provisions of this Agreement.


  2.2.  Reservations.
        ------------

       (a) The Inventions were developed at Argonne National Laboratory ("ANL"), which is operated by The University of Chicago (the "University") pursuant to a contract between the University and the United States Department of Energy ("DOE") (such contract, as it may be amended from time to time, is referred to as the "Prime Contract"). Pursuant to the Prime Contract, DOE has certain rights with respect to the Inventions and the Licensed Patent Rights, to all of which rights the rights granted in Section 2.1 of this Agreement are subject. DOE's rights include, but are not limited to, (i) a nonexclusive, nontransferable, irrevocable paid-up license to practice, or have practiced, those Inventions in which the United States Government has or had rights for or on behalf of the United States Government throughout the world, and (ii) march-in rights.

       (b) ARCH reserves for itself and the University the irrevocable but nontransferable worldwide right to make and use (but not sell commercially) Licensed Products or Processes and to use the Licensed Patent Rights and the Licensed Products or Processes for educational and research purposes only (excluding improvements invented by or assigned to Licensee). Neither ARCH nor the University shall have any obligation to pay Licensee a royalty or any other fee for the rights reserved and granted in this Section.

       (c) All rights to any Inventions, Technical Information, Licensed Patent Rights and Licensed Products or Processes which are not expressly granted to Licensee hereunder or reserved to third parties are hereby expressly reserved to ARCH.

       (d) Except as otherwise expressly set forth in Section 2.2(b) of this Agreement, nothing in this Agreement shall be interpreted to grant any express or implied license in any patent rights of Licensee.

  2.3.  Other Rights.  ARCH has not previously granted licenses or other rights
        ------------
with respect to the Technical Information, the Inventions or the Licensed Patent Rights in the Territory.

  2.4.  Sublicenses.  Prior to entering into any Sublicense, Licensee shall
        -----------
obtain the approval of ARCH to the terms of the Sublicense, which approval shall not be unreasonably withheld, provided the terms of any such Sublicense are consistent with the terms of this Agreement. Upon the termination of this Agreement for any reason, each Sublicense shall terminate without the necessity of any notice or other communication from ARCH to the sublicensee. ARCH agrees to negotiate in good faith for a period of ninety (90) days following the termination of this Agreement with each sublicensee under any Sublicense which is by its own terms in force and good standing upon the termination of this Agreement, for a license from ARCH of those rights subject to the Sublicense, on terms substantially comparable to those set forth in the Sublicense and this Agreement, provided that nothing herein shall be deemed to extend any sublicense beyond its original term unless specifically agreed to by ARCH.

  2.5.  Technical Information.  ARCH agrees to use its good faith efforts to
        ---------------------
obtain access for Licensee to laboratory notebooks and other technical information in the possession of ANL related to the Licensed Patent Rights in connection with Licensee's use of the Licensed Patent Rights.


                                    ARTICLE
                                       3.
                                    PAYMENTS
                                    --------

  3.1.  Cash Royalties. For the licenses granted in Section 2.1 of this
        --------------
Agreement, Licensee shall pay ARCH:

       (a) promptly upon execution of this Agreement, a Licensing Fee in the amount of *, which shall be non-refundable under any and all circumstances; and

       (b) (i)   a royalty equal to * of Net Sales of Licensed Products or
Processes, other than Licensed Products or Processes sold as an element of a Combination Product, sold by Licensee or any of its Affiliates in each jurisdiction in which a patent under the Licensed Patent Rights exists or in which a patent application under the Licensed Patent Rights is pending; and

           (ii) a royalty equal to * of Net Sales of Licensed Products or Processes sold as an element of a Combination Product sold by Licensee or any of its Affiliates in each jurisdiction in which a patent under the Licensed Patent Rights exists or in which a patent application under the Licensed Patent Rights is pending; and

           (iii) a royalty equal to * of Net Sales received by Licensee or any of its Affiliates with respect to Resulting Sequences and Resulting Products in each jurisdiction in which a patent under the Licensed Patent Rights exists or in which a patent application under the Licensed Paten Rights is pending, provided, however, that if Licensee receives consideration (whether such consideration is cash, securities, or otherwise) in addition to or in lieu of Net Sales revenue on Resulting Sequences or Resulting Products, a royalty equal to * of the aggregate of such consideration, in form and substance the same as such consideration (e.g., if Licensee

* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

receives securities as consideration for Resulting Sequences or Resulting Products, Licensee shall make ARCH the beneficial owner of * of such securities); and

       (c) a royalty equal to the greater of: (i) * of all payments received by Licensee or any of its Affiliates with respect to any Sublicenses from any sublicensee other than an Affiliate, regardless of whether such payments-are denominated as fees, royalties or otherwise; or (ii) * of Net Sales of Licensed Products or Processes sold by any sublicensee in each jurisdiction in which a patent under the Licensed Patent Rights exists or in which a patent application under-the Licensed Patent Rights is pending.

All Royalties paid to ARCH pursuant to this Section 3.1 shall be non-refundable under any and all circumstances.

  3.2.  Stock Payment. For the licenses granted in Section 2.1 of this
        -------------
Agreement, Licensee shall also pay ARCH the sum of * by issuing to ARCH, without separate consideration and free and clear of all claims, liens and other encumbrances, (a) simultaneously with and as a part of the consummation of the sale by Licensee of Equity Securities, or (b) if Equity Securities are not sold within one year after execution of this Agreement, on the anniversary of the execution of this Agreement, * in aggregate purchase price of Equity Securities, at the same price and otherwise on the same terms as the Equity Securities are issued and sold, or were last issued and sold, to the other purchasers of such Equity Securities. ARCH shall have all the same rights and privileges, and shall be subject to the same obligations and limitations, as a purchaser of Equity Securities as all other purchasers of Equity Securities. Licensee's obligation to issue Equity Securities to ARCH under this Section shall be contingent only on the execution and delivery by ARCH of the same agreements and other documents required to be executed by all other purchasers of Equity Securities.

  3.3.  Minimum Royalties. If (i) the total Royalties paid to ARCH pursuant to
        -----------------
Sections 3.1(b) and 3.1(c) for the calendar quarters set forth below are less than the amounts ("Quarterly Targets") set forth next to such periods below and
(ii) Licensee fails to pay to ARCH, in addition to the Royalties paid to ARCH pursuant to Section 3.1 for that quarter, an amount (the "Minimum Royalty") with respect to that quarter equal to the difference between the corresponding Quarterly Target and the Royalty paid to ARCH pursuant to Section 3.1 with respect to that quarter, then ARCH may terminate this Agreement at any time after the date that the Royalties and any Minimum Royalty are payable with respect to that quarter, on thirty (30) days written notice to Licensee.

     The Quarterly Targets to which Minimum Royalties apply as set forth in this
Section 3.3 are as follows:

     Quarters Beginning                  Quarterly Target

July 1, 1997 through April 1, 1998       *
July 1, 1998 through April 1, 1999       *
July 1, 1999 and thereafter              *

* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

  3.4.  Research and Development Expenditure. Licensee agrees to fund, directly
        ------------------------------------
or indirectly with or through strategic alliances, joint ventures and other entities, including without limitation application of matching funds or grants provided by governmental or quasi-governmental agencies or entities, research and development work; directed to the demonstration and further development of the Inventions in the following amounts in the following periods:

       (a) not less than * not later than June 30, 1995; and

       (b) not less than * (including the amounts referred to in Section 3.4(a)) not later than June 30, 1996; and

       (c) not less than * (including the amounts referred to in Sections 3.4(a) and 3.4(b)) not later than June 30, 1997; and

       (d) not less than * (including the amounts referred to in Sections 3.4(a), 3.4(b) and 3.4(c)) not later than June 30, 1998.

Licensee agrees to give consideration to the performance of each aspect of the work described above at ANL, taking into account the resources and capacities of ANL relevant to the work. Any such work will be performed by ANL pursuant to agreements to be negotiated in good faith between ANL and Licensee.

  3.5.  *


  3.6.  Reduction in Royalties. Licensee shall have the right to reduce
        ----------------------
Royalties and Minimum Royalties due under this Agreement by one of two alternatives: (a) by royalties paid by Licensee to third parties which are not Affiliates of Licensee for licensing patent claims which may be infringed by a Licensed Product, up to a maximum reduction of *; or (b) by * Reducing Royalties and Minimum Royalties due by one of the aforementioned alternatives excludes reduction of Royalties and Minimum Royalties by the other alternative.

  3.7.  Calculation of Royalties.
        ------------------------

       (a) Royalties shall be calculated on a calendar quarter basis. Payment of Royalties (and, if applicable, Minimum Royalties) with respect to each calendar quarter shall be due within forty-five (45) days after the end of each quarter, beginning with the earlier of (i) the calendar quarter in which the first commercial sale of Licensed Products or Processes occurs, and (ii) the quarter for which Minimum Royalties would be due pursuant to Section 3.3 above.

       (b) At the same time that it makes payment of Royalties (and, if applicable, Minimum Royalties) due with respect to a calendar quarter, Licensee shall deliver to ARCH a true and complete accounting of sales and other dispositions of Licensed Products or Processes,

* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Resulting Sequences and Resulting Products and receipts from those sales and other dispositions by Licensee, its Affiliates and its sublicensees during the quarter, with a separate accounting of sales and receipts by country and a calculation of the Royalty Payment due ARCH for such calendar quarter. If no sales of Licensed Products or Processes, or Sublicense payments were made in such quarter then Licensee's statement shall be a statement to such effect.

  3.8.  Records.  Licensee shall keep, and shall cause its Affiliates and
        -------
sublicensees to keep, accurate records in sufficient detail to permit the Royalties payable under this Agreement to be determined. During the term of this Agreement and for a period of three years following termination of this Agreement, Licensee shall permit (and shall cause each of its Affiliates and sublicensees to permit), its books and records regarding its Patent Costs and the sale and other dispositions of Licensed Products or Processes, Resulting Sequences and Resulting Products to be examined and copied from time to time, at the request of ARCH, during normal business hours by ARCH or any representative of ARCH, and shall require each of its Affiliates and sublicensees to do the same. Such examination shall be made at ARCH's expense, except that if such examination discloses a discrepancy of 5% or more in the amount of Royalties due ARCH, then Licensee shall reimburse ARCH for the cost of such examination, including any professional fees incurred by ARCH. In connection with any examination or copying of books or records in accordance with the preceding sentence, ARCH or such representative of ARCH shall examine only such information as is required to verify the Licensee's compliance under this Agreement.

  3.9.  Foreign Payments.  In the event of transactions giving rise to an
        ----------------
obligation to make a payment hereunder with respect to which Licensee, any of its Affiliates or any sublicensee receives payment in a currency other than currency which is legal tender in the United States of America, all payments required to be made by Licensee under Section 3.1 hereof shall be converted, prior to payment, into United States dollars at the applicable rate of exchange of Citibank, N.A., in New York, New York, on the last day of the quarter in which such transaction occurred.

  3.10.  Overdue Payments.  Payments due to ARCH under this Agreement shall, if
         ----------------
not paid when due under the terms of this Agreement, bear simple interest at the lower of 15 % or the highest rate permitted by law, calculated on the basis of a 360 day year for the number of days actually elapsed, beginning on the due date and ending on the day prior to the day on which payment is made in full. Interest accruing under this Section shall be due to ARCH on demand. The accrual or receipt by ARCH of interest under this Section shall not constitute a waiver by ARCH of any right it may otherwise have to declare a default under this Agreement or to terminate this Agreement.

  3.11.  Termination Report and Payment.  Within sixty (60) days after the date
         ------------------------------
of termination of this Agreement, Licensee shall make a written report to ARCH which report shall state the number, description, and amount of Licensed Products or Processes, Resulting Sequences and Resulting Products sold or otherwise disposed of by Licensee, its Affiliates or any sublicensee upon which Royalties are payable hereunder but which were not previously reported to ARCH, a calculation of the Net Sales of such Licensed Products or Processes, Resulting Sequences and Resulting Products, and a calculation of this Royalty payment due ARCH for such Licensed Products or Processes, Resulting Sequences and

Resulting Products. Concurrent with the making of such report, Licensee shall make the Royalty payment due ARCH for such period.

  3.12.  Progress Report.  On or before January 30 of each year during the term
         ---------------
of this Agreement, Licensee shall make a written annual report to ARCH, in such detail as ARCH may reasonably request, covering the preceding year and describing newly developed Resulting Sequences and Resulting Products, and the progress of Licensee toward commercialization of Licensed Products or Processes, Resulting Sequences and Resulting Products.

                                    ARTICLE
                                       4.
                         NO WARRANTIES: INDEMNIFICATION
                         ------------------------------

  4.1.  Disclaimer of Warranties.  EXCEPT WITH RESPECT TO A MATERIAL
        ------------------------
MISREPRESENTATION OR FRAUD BY ARCH IN THIS AGREEMENT, ARCH HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, RELATING TO THE INVENTIONS, THE TECHNICAL INFORMATION, THE LICENSED PRODUCTS OR PROCESSES, OR LICENSED PATENT RIGHTS. ARCH FURTHER HEREBY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE PRACTICE OF THE LICENSED PATENT RIGHTS OR THE NAMING, USING OR SELLING OF LICENSED PRODUCTS OR PROCESSES WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES. Without limiting the generality of the foregoing, and except with respect to a material misrepresentation or fraud by ARCH in this Agreement, ARCH expressly does not warrant (i) the patentability of any of the Inventions, (ii) the accuracy of any Technical Information or other information contained in the documents attached hereto as, or (iii) the accuracy, safety, or usefulness for any purpose, of the Technical Information, Licensed Patent Rights, Inventions, or Licensed Products or Processes. Nothing contained in this Agreement shall be construed as either a warranty or representation by ARCH as to the validity or scope of any Licensed Patent Rights. ARCH assumes no liability in respect of any infringement of any patent or other right of third parties due to the activities of Licensee, any of its Affiliates or any sublicensee under this Agreement. Notwithstanding the foregoing, ARCH hereby expressly represents and warrants to Licensee that ARCH has full corporate power and authority to enter into this Agreement and to perform its obligations in accordance with the terms hereof.

  4.2.  Indemnification.
        ---------------

       (a) None of the University, DOE, any Affiliate other than ARCH of any of the foregoing or of ARCH, or any trustee, director, officer, employee, agent or representative of any of the foregoing or of ARCH, or (except with respect to claims, demands, losses, damages or penalties arising from a material misrepresentation or fraud by ARCH in this Agreement) ARCH itself (each an "Indemnified Person") shall have any liability whatsoever to Licensee, any of its Affiliates, any sublicensee or any other person for or on account of (and Licensee agrees and covenants, and agrees to cause each of its Affiliates and sublicensee to agree and covenant, not to sue any Indemnified Person in connection with) any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon, Licensee, any of its Affiliates, any sublicensee or any other person, arising out of or in connection with or resulting from (i) the production, use or sale of the Licensed Products or Processes by Licensee, any of its Affiliates or its sublicensees, (ii) the use of any Technical Information or Invention by Licensee, any of its Affiliates or its sublicensee, or (iii) any advertising or other promotional activities with respect to either of the foregoing. Licensee shall indemnify and hold ARCH harmless against all claims, demands, losses, damages or penalties (including but not limited to attorney's fees at the pretrial, trial or appellate level) made against any Indemnified Person with respect to items (i), (ii) and (iii) above (excluding claims made by any third party alleging the invalidity or challenging the scope of any patent included in the Licensed Patent Rights), whether or not such claims are groundless or without merit or basis.

       (b) This Agreement is entered into by ARCH independently from the Prime Contract between the University and DOE. ARCH is acting independently from DOE and the Government of the United States of America and its own private capacity and is not acting on behalf of the U.S. Government, nor as its contractor nor its agent. Correspondingly, it is understood and agreed that the U.S. Government is not a party to this Agreement and in no manner shall be liable for nor assume any responsibility or obligation for any claim, cost or damages arising out of or resulting from this Agreement, the subject matter licensed, or any action or lack thereof by ARCH, the University, Licensee or any of Licensee's Affiliates or with respect thereto.

       (c) Licensee agrees to list ARCH, at Licensee's expense, as an additional insured under each liability insurance policy that Licensee, and each of its Affiliates and sublicensees obtains that includes any coverage of claims relating to any of the Inventions, Licensed Patent Rights or Licensed Products or Processes. At ARCH's request, Licensee will supply ARCH from time to time with copies of each such policy, and will notify ARCH in writing of any termination of or change in coverage under any such policies.

       (d) Licensee's obligations under this Section 4.2 shall survive the expiration or earlier termination of all or any part of this Agreement.

                                    ARTICLE
                                       5.
             PROSECUTION AND MAINTENANCE OF LICENSED PATENT RIGHTS
             -----------------------------------------------------

  5.1.  Prosecution and Maintenance.  During the term of this Agreement, and
        ---------------------------
subject to the provisions of Section 5.3 below, ARCH shall be responsible for prosecuting and maintaining patents under the Licensed Patent Rights. Except as otherwise specified in this Agreement, Licensee shall pay when due, or at ARCH's option reimburse ARCH for, all Patent Costs previously or hereafter incurred by ARCH with respect to the Licensed Patent Rights, and any Patent Costs for which ARCH is obligated to reimburse DOE. At Licensee's request, ARCH will provide Licensee with copies of all official actions and other communications from the United

States Patent and Trademark Office or any foreign equivalent, received by ARCH or its patent counsel with respect to patents under the Licensed Patent Rights and, copies of all filings and draft filings with governmental agencies from ARCH or its patent counsel with respect to the Licensed Patent Rights.

  5.2.  Cooperation.  Licensee agrees to cooperate with ARCH in the preparation,
        -----------
filing, prosecution and maintenance of patents under the Licensed Patent Rights, by disclosing such information as may be necessary and by promptly executing such documents as ARCH may reasonably request to effect such efforts. ARCH will reimburse Licensee for its reasonable out-of-pocket expenses actually incurred at ARCH's request connection with its cooperation with ARCH under this Section 5.2, excluding time of Inventors. All patents under the Licensed Patent Rights shall be filed, prosecuted and maintained in ARCH's name or as ARCH shall designate.

  5.3.  Licensee Applications.
        ---------------------

       (a) In the event that Licensee wishes to file a patent application with respect to any of the Inventions in any jurisdiction in which an application has not already been filed, Licensee shall identify the jurisdiction in writing to ARCH, and ARCH shall have ninety (90) days after it receives such written notice in which to file such a patent application. If ARCH declines or fails to file such a patent application within ninety (90) days after receiving the written notice, Licensee may, in Licensee's discretion and at Licensee's sole expense but in ARCH's name, file and prosecute such patent application.

       (b) In the event that ARCH determines to abandon a patent application previously filed with respect to any of the Inventions, it will give Licensee at least ninety (90) day's prior written notice of its intention to abandon such application. Licensee may, by written notice to ARCH, elect to continue the prosecution of the application at Licensee's sole expense but in ARCH's name.

  5.4.  Confidentiality.
        ---------------

       (a) Both Licensee and ARCH agree to treat (and, in the case of Licensee, to cause its Affiliates and sublicensees to treat) as confidential all proprietary information with respect to the Inventions, the Technical Information or the Licensed Patent Rights made available by ARCH to Licensee or by Licensee to ARCH, whether such information is in tangible or intangible form; provided that all information that is in written form or other tangible medium shall prior to delivery be marked as "Confidential" or "Proprietary," and all information disclosed orally or otherwise shall be identified as being "Confidential" or "Proprietary" by a memorandum delivered to the recipient within sixty (60) days after the date of disclosure. ARCH acknowledges that Licensee may find it beneficial to disclose such information provided by ARCH during the conduct of Licensee's business. Under such circumstances, Licensee may make such information available to third parties, provided that Licensee shall first obtain from the recipients a fully-executed confidentiality agreement which is at least as restrictive as the confidentiality agreement Licensee employs to protect its own most valuable trade secrets.

       (b) Neither Licensee nor ARCH shall be bound by the provisions of Section
5.4 with respect to information which (i) was previously known to the recipient at the time of disclosure; (ii) is in the public domain at the time of disclosure; (iii) becomes a part of the public domain after the time of disclosure, other than through disclosure by the recipient or some other third party who is under an agreement of confidentiality with respect to the subject information; or (iv) is required to be disclosed by law.

       (c) Notwithstanding the provisions of Section 5.4(a), each of ARCH and the University shall be entitled to make disclosures of information included in the Technical Information and the Inventions in scholarly journals and publications where in its reasonable judgment such disclosure will not materially compromise any proprietary rights to the Inventions otherwise licensed under this Agreement.

       (d) Licensee and ARCH shall each take such actions as the other party may reasonably request from time to time to safeguard the confidentiality of any information subject to the terms of this Section 5.4.

       (e) To the extent that United State Export Control Regulations are applicable, neither Licensee nor ARCH shall, without having first fully complied with such regulations, (i) knowingly transfer, directly or indirectly, any unpublished technical data obtained or to be obtained from the other party hereto to a destination outside the United States, or (ii) knowingly ship, directly or indirectly, any product produced using such unpublished technical data to any destination outside the United States.

       (f) The obligations of Licensee and ARCH under this Section 5.4 shall survive the expiration or earlier termination of all or any other part of this Agreement, but all obligations of ARCH and Licensee under this Section 5.4 shall terminate five (5) years from the last disclosure of confidential information under this Agreement.

       (g) Licensee and ARCH acknowledge that they have entered into that certain Confidentiality and Non-Use Agreement ("Confidentiality Agreement") a copy of which is attached hereto as Addendum A. The parties agree that, to the extent this Agreement conflicts with the terms of the Confidentiality Agreement, this Agreement shall be binding with respect to the information covered under the terms of this Article 5.

                                    ARTICLE
                                       6.
                                  INFRINGEMENT
                                  ------------

  6.1.  Notification. In the event that either ARCH or Licensee becomes aware of
        ------------
the infringement of any patent under the Licensed Patent Rights, each shall inform the other in writing of all details available.

  6.2.  Licensee Right to Prosecute.
        ---------------------------

       (a) In the event of infringement by a third party of any patent under the Licensed Patent Rights, Licensee may enforce the Licensed Patent Rights against the infringers by appropriate legal proceedings or otherwise, provided that Licensee shall employ counsel reasonably satisfactory to ARCH and shall inform ARCH of all material developments in such proceedings. Licensee shall be responsible for all costs and expenses of any enforcement activities, including legal proceedings, against infringers. which Licensee initiates. ARCH agrees to cooperate with and join in any enforcement proceedings at the request of Licensee, and at Licensee's expense. ARCH may be represented by ARCH's counsel in any such legal proceedings, at ARCH's own expense (subject to reimbursement under Section 6.2(c)), acting in an advisory but nor controlling capacity.

       (b) The prosecution, settlement, or abandonment of any proceeding under
Section 6.2(a) shall be at Licensee's reasonable discretion, provided that Licensee shall not have any right to surrender any of ARCH's rights to the Licensed Patent Rights without agreement by ARCH or to grant any infringer any rights to the Licensed Patent Rights other than a sublicense subject to the conditions which would apply to the grant of any other sublicense.

       (c) All recoveries by way of royalties, damages and claims with respect to infringement actions instituted, and claims made (including penalties and interest), during the term of this Agreement, excluding any prosecuted by ARCH under Section 6.3, shall belong to Licensee. To the extent that Licensee's recoveries with respect to an infringement action or claim exceed Licensee's reasonable expenses with respect to such action or claim, Licensee shall reimburse ARCH for ARCH's reasonable expenses for separate representation as provided in Section 6.2(a) with respect to such action or claim. After deduction of Licensee's costs and expenses, including reasonable attorneys fees incurred with respect to such action or claim, any such recoveries shall be considered Net Sales under this Agreement, giving rise to Royalty obligations under Section 3.1(c).

  6.3.  ARCH Right to Prosecute.  In the event of infringement by a third party
        -----------------------
of any Licensed Patent Rights which ARCH wishes to prosecute, ARCH shall first make a written request that Licensee proceed. In the event that Licensee fails or declines to proceed within thirty (30) days after receipt of a written request by ARCH to do so, then, in ARCH's sole discretion, (i) ARCH may prosecute the infringer in the name of ARCH or Licensee, and (ii) (subject to Licensee's right to reimburse ARCH for all costs and expenses of the prosecution then incurred and thereupon to assume such prosecution) the grant of license to Licensee may become non-exclusive to allow ARCH the right to grant to the infringer a non-transferable license without right to sublicense. Any actions by ARCH pursuant to this clause shall be ARCH's own expense, and ARCH may collect and retain for ARCH's own use any and all recoveries in any proceeding by ARCH under this Section 6.3. Recoveries collected and retained by ARCH under this
Section 6.3 shall not be considered Net Sales or give rise to royalty obligations under Article 3. Licensee will cooperate with ARCH and execute any documents necessary for ARCH to exercise ARCH's rights under this clause. To the extent that ARCH's recoveries with respect to an infringement action or claim exceed ARCH's reasonable expenses with respect to such action or claim, ARCH shall reimburse Licensee for Licensee's reasonable costs in connection with cooperating with ARCH in the prosecution of such action or claim.

                                    ARTICLE
                                       7.
                                  TERMINATION
                                  -----------

  7.1.  ARCH Right to Terminate.  ARCH shall have the right (without prejudice
        -----------------------
to any of its other fights conferred on it by this Agreement) to terminate this Agreement if Licensee (or, with respect to Section 7.1(d) below, any of its Affiliates):

       (a) is in default in payment of Royalties or making of reports, and Licensee fails to remedy any such default within ten (10) days after written notice thereof by ARCH;

       (b) is in breach of any other provision of this Agreement, and Licensee fails to remedy any such default within thirty (30) days after written notice thereof by ARCH;

       (c) makes any materially false report; or

       (d) shall commence a voluntary case as a debtor under the Bankruptcy Code of the United States or any successor statute (the "Bankruptcy Code"), or if an involuntary case shall be commenced against Licensee under the Bankruptcy Code and the petition in such case is not dismissed within 45 days of the commencement of the case, or if an order for relief shall be entered in such case, or if the same or any similar circumstance shall occur under the laws of any foreign jurisdiction.

  7.2.  Licensee Right to Terminate.  Licensee shall have the right (without
        ---------------------------
prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement at any time by written notice to ARCH, given at least ninety (90) days prior to the termination date specified in the notice.

  7.3.  Effect of Termination.
        ---------------------

       (a) In the event of the termination of this Agreement for any reason, whether by Licensee or ARCH, Licensee shall immediately cease and shall cause each of its Affiliates to immediately cease using, making, having made and selling the Inventions, the Technical Information, and any Licensed Products or Processes derived therefrom, and shall return to ARCH, or deliver as ARCH directs, the Inventions, the Technical Information. and all such Licensed Products or Processes then in its possession.

       (b) Notwithstanding the termination of this Agreement, the following provisions of this Agreement shall survive:

            (i)   Licensee's obligation to pay Royalties accrued or accruable;

            (ii) Licensee's obligations under Sections 3.8 through and including 3.12, Article 4, Sections 5.1, 5.2, 5.4 and, to the extent proceedings have been initiated, Section 6.2, and this Section 7.3(b), and the rights granted to ARCH and the University pursuant to Section 2.2(b); and

            (iii) any cause of action or claim of Licensee or ARCH, accrued or to accrue. because of any breach or default by the other party.

  7.4.  Expiration of Patent Rights. This Agreement shall terminate as to each
        ---------------------------
jurisdiction, and except as otherwise provided in Section 7.3(b), upon the later to occur of (a) fifteen years after the date of this Agreement or (b) the expiration of the last-to-expire patents of the Licensed Patent Rights in that jurisdiction, provided in either case that ARCH's and Licensee's obligations under Sections 4.2 and 5.4 shall survive and continue in effect as provided in such Sections.

                                    ARTICLE
                                       8.
                                  ADVERTISING
                                  -----------

     Each party agrees not to use the name of the other party in any product or service, marketing, advertising or sales brochures except with the prior written consent of the other party, which such consent may be granted or withheld in such party's sole and complete discretion. Licensee agrees not to use, and shall prohibit its Affiliates and sublicensees from using, the name of DOE, the University, ANL or any of the inventors of the Inventions (unless such inventors are employees of Licensee at the time of such use or Licensee otherwise has the consent of such inventor) with regard to the Licensed Patent Rights and Inventions in any commercial activity, product or service, marketing, advertising or sales brochures, in each case except as such entity shall otherwise agree in writing.

                                    ARTICLE
                                       9.
                                 MISCELLANEOUS
                                 -------------

  9.1.  Assignment.
        ----------

       (a) This Agreement may, at any time and upon sixty (60) days prior notice to Licensee, be assigned by ARCH without such assignment operating to terminate, impair or in any way change the obligations or rights which ARCH would have had, or any of the obligations or rights which Licensee would have had, if such assignment had not occurred. From and after the making of such assignment, the assignee shall be substituted for ARCH as a party hereto, and ARCH shall no longer be bound hereby.

       (b) This Agreement shall not be assigned by Licensee without the prior written consent of ARCH except to a wholly-owned subsidiary of Licensee or to the successor or assignee of substantially all of its business related to Licensed Products or Processes.

  9.2.  Entire Agreement. Amendment and Waiver.  This Agreement (including any
        --------------------------------------
schedules and exhibits attached) contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended, modified or altered only by an instrument in writing duly executed by the parties hereto. The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

  9.3.  Notices.  Any notice or report required or permitted to be given or made
        -------
under this Agreement by one of the parties hereto to the other shall be in writing and shall be given by personal delivery or by United States registered or certified mail, return receipt requested, addressed as follows:

     If to ARCH:          ARCH Development Corporation
                          1101 East 58th Street, Suite 213
                          Chicago, Illinois 60637
                          Attention: President

                          with a copy to:

                          Thomas M. Fitzpatrick, Esq.
                          Fitzpatrick Eilenberg & Zivian
                          20 North Wacker Drive, Suite 2200
                          Chicago, Illinois 60606

     If to Licensee:      Hyseq, Inc.
                          670 Almanor Avenue
                          Sunnyvale, California 94086
                          Attention: Lewis S. Gruber, Chief Executive Officer

                          with a copy to:

                          Misty S. Gruber, Esq.
                          Shefsky & Froelich Ltd.
                          444 North Michigan Avenue, Suite 2500
                          Chicago, Illinois 60611

or to such other address of which the intended recipient shall have notified the sender by a written notice given in accordance with the terms of this Section
9.3. Any notice under this Agreement shall be effective when received.

  9.4.  Severability.  In the event that any one or more of the provisions of
        ------------
this agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or either of the parties hereto, to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and the validity of the remaining provisions shall not be affected.

  9.5.  Governing Law.  The interpretation and performance of this Agreement
        -------------
shall be governed by the laws of the State of Illinois in the United States of America applicable to contracts made and to be performed in that state.

  9.6.  Marking.  Licensee shall place in a conspicuous location on any Licensed
        -------
Product (or its packaging where appropriate) made or sold under this Agreement, a patent entire in accordance with the laws concerning the marking of patented articles.

  9.7.  United States Manufacture.  Unless DOE shall agree otherwise, Licensee
        -------------------------
agrees that Licensed Products or Processes for sale in the United States of America will be manufactured substantially in the United States of America, and further agrees that it will not grant any exclusive sublicenses under this Agreement unless the sublicensee agrees that any Licensed Products or Processes for sale in the United States of America will be manufactured substantially in the United States of America.

  9.8.  Implementation.  Each party shall, at the request of the other party,
        --------------
execute any document reasonably necessary to supplement the provision of this Agreement.

  9.9.  Counterparts.  This Agreement may be executed in multiple counterparts,
        ------------
each of which when taken together shall constitute one and the same instrument.

  9.10. Signatures.  Facsimile signatures shall be sufficient for purposes of
        ----------
executing and finalizing this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives on the date first above written.



ARCH:                         ARCH DEVELOPMENT CORPORATION,
                              an Illinois not-for-profit corporation

                              By: /s/ Thomas M. Fitzpatrick
                                  ----------------------------------------
                                      Thomas M. Fitzpatrick, Secretary and
                                      General Counsel


Licensee:                     HYSEQ, INC., a Nevada corporation

                              By: /s/ Lewis S. Gruber
                                  ----------------------------------------
                                      Lewis S. Gruber, Chief Executive
                                      Officer and President

               [LETTERHEAD OF SMITHKLINE BEECHAM APPEARS HERE]

                                                                    June 6, 1997

VIA FACSIMILE - 408/524-8141
-------------
VIA CERTIFIED MAIL
------------------

Dr. Louis Gruber
President and Chief Executive Officer
Hyseq Diagnostics, Inc.
670 Almanor Avenue
Sunnyvale, CA 94086

        RE: LICENSE AGREEMENT BY AND BETWEEN HYSEQ DIAGNOSTICS, INC. AND SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. DATED SEPTEMBER 25, 1995 (THE "AGREEMENT")

Dear Louis:

        This letter confirms the discussions we had with your staff earlier this week in which you advised, on behalf of Hyseq Diagnostics, Inc. ("HDI"), that HDI has agreed to extend through and including October 7, 1997, the date by which SmithKline Beecham Clinical Laboratories, Inc. ("SBCL") must notify HDI whether it has elected to accept the Proof of Concept, as defined in the Agreement, or terminate the License Agreement in accordance with Section 9.6(a) thereof.

        I look forward to continuing our work together.

                                         Very truly yours,


                                        /s/ Michael B. McNulty
                                       --------------------------------
                                              Michael B. McNulty
                                           VP Business Development


cc:  Misty Gruber, Esquire (via facsimile - 312/527-3194)
     Wayne Wecksler, Ph.D.
     Mr. Patrick McKay
     John Okkerse Ph.D.